UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2006

Staples, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)

508-253-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

                Staples, Inc. (the “Company”) has promoted Michael Miles to the position of President of the Company, effective January 30, 2006. Mr. Miles continues to serve as Chief Operating Officer of the Company.  Mr. Miles, age 44, joined the Company in September 2003 as Chief Operating Officer.  Prior to joining the Company, Mr. Miles was Chief Operating Officer, Pizza Hut for Yum! Brands, Inc. from January 2000 to August 2003.  Mr. Miles assumes the role of President from Ronald Sargent, who continues to serve as Chief Executive Officer and Chairman of the Board of Directors of the Company.

Item 8.01 Other Events

                On January 31, 2006, the Company issued a press release announcing that Basil Anderson will retire as Vice Chairman of the Company, effective March 1, 2006, and that John Mahoney has been promoted to the position of Vice Chairman of the Company, effective January 30, 2006.  Mr. Anderson continues to serve as a member of the Board of Directors of the Company, and Mr. Mahoney continues to serve as Executive Vice President, Chief Administrative Officer and Chief Financial Officer of the Company.  The Company’s press release is furnished with this report as Exhibit 99.1.  None of the information contained on the Company’s web site, www.staples.com, is a part of or incorporated by reference into this report.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release dated January 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2006	Staples, Inc.

	By:	/s/ Jack VanWoerkom
Jack VanWoerkom
Executive Vice President,
General Counsel and Secretary